EXHIBIT 10.44
PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of the 15th day of March, 2010 by and among NEXMED, INC., a Nevada corporation (the “Company”), and the Purchasers set forth on the signature page affixed hereto (each a “Purchaser” and collectively the “Purchasers”).

Recitals

A.          The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) under the Securities Act of 1933, as amended; and

B.           The Purchasers wish to purchase, and the Company wishes to sell and issue to the Purchasers, upon the terms and subject to the conditions stated in this Agreement an aggregate of $4,000,000.00 in principal amount of the Company’s 7% Convertible Notes due December 31, 2012 in the form attached hereto as Exhibit A (the “Notes”), which Notes may be converted into shares of common stock of the Company, $0.001 par value per share (the “Common Stock”), in accordance with the terms of the Notes, in such amounts as are set forth on the signature page attached hereto and executed by each such Purchaser, for an aggregate purchase price of $4,000,000.00.

C.          Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws; and

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

1.1.           “Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person, where “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.2.           “Agreements” means this Agreement, the Registration Rights Agreement, the Subsidiary Guaranty, the Mortgage and the Notes.

1.3.           The “Company” shall refer to the Company (as defined in the first paragraph hereof) together with its subsidiaries wherever applicable (including without limitation with respect to all representations of the Company unless the context otherwise requires).

1.4.           “Closing” means the consummation of the transactions contemplated by this Agreement, and “Closing Date” means the date of such Closing.

1.5.           “Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

1.6.           “Material Adverse Effect” means a material adverse effect on the (i) condition (financial or otherwise), business, assets or results of operations of the Company; (ii) ability of the Company to perform any of its material obligations under the terms of the Agreements; or (iii) material rights and remedies of a Purchaser under the terms of the Agreements.

1.7.           “Mortgage” means the Mortgage, Security Agreement and Assignment of Leases and Rents, in the form attached hereto as Exhibit C, executed by the Operating Subsidiary in favor of the Purchasers dated on or about the date hereof, securing the Company’s obligations under the Notes.

1.8.           “Notes” shall have meaning set forth in the recitals to this Agreement.

1.9.           “Operating Subsidiary” means NexMed (U.S.A.), Inc., a Delaware corporation which is wholly-owned by the Company.

1.10.        “Participation Percentage” means the product of (a) 25% multiplied by (b) a fraction, the numerator of which equals the then aggregate outstanding principal amount of all Notes and the denominator of which equals the original aggregate principal amount of all Notes.

1.11.        “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.12.        “SEC” means the U.S. Securities and Exchange Commission.

1.13.        “SEC Filings” means the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and all other reports filed by the Company pursuant to the 1934 Act since December 31, 2008.

1.14.        “Securities” means the Notes and Underlying Shares.

1.15.        “Subsidiary Guaranties” means the Subsidiary Guaranties, in the form attached hereto as Exhibit D, executed by each of the Operating Subsidiary and Bio-Quant Inc. in favor of the Purchasers, guaranteeing the Company’s obligations under the Notes.

1.16.        “Underlying Shares” means the shares of Common Stock issued or issuable upon conversion of, as payment for interest or accreted amounts under, or otherwise pursuant to, the Notes.

1.17.        “Variable Rate Transaction” means a transaction in which the Company issues or sells, or agrees to issue or sell, Common Stock or Convertible Securities in which the applicable sale, conversion, exercise or exchange price or rate may directly or indirectly effectively be reduced, reset or repriced based upon future events or occurrences, future trading prices or quotations, or future issuances of Common Stock or Convertible Securities (including such resets effected directly or indirectly by the issuance of additional securities), including an “equity line” transaction but excluding standard provisions for rights of first refusal on additional financings and standard anti-dilution provisions including weighted-average anti-dilution provisions substantially similar to those set forth in the Notes which are contained in Convertible Securities.

1.18.        “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.19.        “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.20.        “2008 Notes” means the Company’s 7% Convertible Notes due December 31, 2011 issued to the Purchasers on June 30, 2008.

1.21.        “2009 Notes” means the Company’s 7% Convertible Notes due December 31, 2011 issued to the Purchasers on or about November 10, 2009.

2.           Purchase and Sale of the Notes.  Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties made herein, each of the Purchasers hereby severally, and not jointly, agrees to purchase, and the Company hereby agrees to sell and issue to each of the Purchasers, the principal amount of Notes set forth on such Purchaser’s signature page attached hereto and as indicated on the Schedule of Investors attached hereto.  Each Purchaser’s aggregate purchase price (the “Purchase Price”) for the Notes to be purchased hereunder is set forth on such Purchaser’s signature page attached hereto and on such Schedule of Investors.

3.           Closing.

3.1.           Closing Procedure.  The Company shall promptly deliver to Purchasers’ counsel, Peter J. Weisman, P.C., in trust, Notes registered in the names of the Purchasers as indicated on the signature pages to this Agreement, representing all of the Notes, with instructions that such Notes are to be held in escrow for release to the Purchasers only upon payment of the Purchase Price to the Company and confirmation of receipt by the Company or its counsel.  Upon receipt by counsel to the Purchasers of the Notes and the execution and/or delivery of such other documents contemplated hereby to be executed and/or delivered on or prior to the Closing, each Purchaser shall promptly cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing the Purchase Price, provided that the Purchasers may deliver all or a portion of such Purchase Price equal to the outstanding amount under the 2008 Notes and 2009 Notes by surrendering such Notes to the Company.  On the date the Company receives such funds and 2008 Notes and 2009 Notes, the Notes shall be released to the Purchasers (and such date shall be deemed the “Closing Date”).

3.2.           Closing Date Deliveries.

 (a)         On the Closing Date, the Company shall deliver to the Purchasers:

(i)           Notes in the form attached as Exhibit A;

(ii)          The executed Registration Rights Agreement in the form attached as Exhibit B;

(iii)         The Subsidiary Guaranty in the form attached as Exhibit D and the Mortgage in the form attached as Exhibit C, in each case executed and acknowledged by the Operating Subsidiary, and the Subsidiary Guaranty executed by Bio-Quant, Inc.;

(iv)         A Subordination, Non-Disturbance and Attornment Agreement, in the form attached as Exhibit E, executed and delivered by the Operating Subsidiary and the tenant under that certain lease dated as of December 16, 2009 pursuant to which the Premises (as defined in the Mortgage) were leased to such tenant (“SNDA”);

(v)          The opinion(s) of counsel referred to in Section 7.5 below;

(vi)        An officer’s certificate in form and substance reasonably satisfactory to the Purchasers and the Purchasers’ counsel, executed by an officer of the Company and the Operating Subsidiary, certifying as to satisfaction of applicable closing conditions, incumbency of signing officers, the true, correct and complete nature of the Certificate of Incorporation and By-laws, good standing and authorizing resolutions, in each case of the Company and the Operating Subsidiary; and

(vii)       Cash for all accrued but unpaid interest on the 2008 Notes and 2009 Notes through the Closing Date, which amount may be deducted by the Purchasers from the cash amount payable pursuant to subsection (b)(i) below; and

(viii)      A stamped copy of the amendment to the Company’s Articles of Incorporation to effect an increase of the number of authorized shares of Common Stock to at least 200 million shares.

 (b)         On the Closing Date, the Purchasers shall deliver to the Company:

(i)           The Purchase Price set forth on the Purchasers’ signature page hereto, which shall consist of the surrender of the 2008 Notes and 2009 Notes and the additional cash (if any), all as designated on the Schedule of Investors attached hereto; and

(ii)          The executed Registration Rights Agreement.

(iii)         A copy of the SNDA executed by the collateral agent under the Mortgage on behalf of the Purchasers.

 (c)         Effective as of the Closing, the Company shall repay to Solomon Strategic Holdings, Inc. the remaining outstanding balance under the 2008 Notes and 2009 Notes held by such Purchaser and surrendered at Closing as indicated on the Schedule of Investors, which payment shall be made within three (3) business days following the Closing Date (the failure of which shall constitute an Event of Default under the Notes).

4.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchasers that:

4.1.          Organization, Good Standing and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and own its properties.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify would not be reasonably likely to result in a Material Adverse Effect.  All of the Company’s subsidiaries are listed by name and jurisdiction on Schedule 4.1 attached hereto.  All subsidiaries are wholly-owned by the Company.  The Operating Subsidiary is a wholly-owned subsidiary of the Company and owns all the Mortgaged Property (as defined in the Mortgage).

4.2.          Authorization.  The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Agreements, (ii) authorization of the performance of all obligations of the Company hereunder and thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities.  The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and except to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

4.3.          Capitalization.  Set forth on Schedule 4.3 hereto is (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding on the date hereof; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Notes) exercisable for, or convertible into or exchangeable for any shares of capital stock.  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable, except to the extent that the failure of the foregoing to be true and correct would not have a Material Adverse Effect.  Except as set forth on Schedule 4.3, no Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company.  Except as set forth on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, and except as contemplated by this Agreement or set forth on Schedule 4.3, the Company is not currently in negotiations for the issuance of any equity securities of any kind.  Except as set forth on Schedule 4.3, the Company has no knowledge of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the securityholders of the Company relating to the securities of the Company held by them.  Except as set forth on Schedule 4.3, the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

4.4.          Valid Issuance.  As of the Closing, the Company has reserved a sufficient number of shares of Common Stock for the issuance upon conversion of, as payment for interest on or repayment of principal of, and otherwise pursuant to, the Notes.  The Notes are duly authorized, and the Underlying Shares, when issued in accordance herewith and, in respect of the Underlying Shares issued pursuant to the terms of the Notes, will be validly issued, fully paid, non-assessable and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.  The number of shares to be reserved hereunder shall be determined without regard to any restrictions on beneficial ownership or issuance contained in the Agreements.

4.5.          Consents.  The execution, delivery and performance by the Company of the Agreements and, subject to the truth and accuracy of the representations made by the Purchasers in Section 5 of this Agreement, the offer, issuance and sale of the Securities, require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official, other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws and the requirements of the Nasdaq Stock Market, which the Company undertakes to file within the applicable time periods.  The Company has been orally advised by NASDAQ that the transactions contemplated hereby, when integrated with the Company’s February 2010 offering of convertible promissory notes due August 4, 2010 (the “2010 Offering”), should not violate NASDAQ Marketplace Rules (subject to the NASDAQ’s review of the final transaction documents for the transactions contemplated hereby).  The Company does not believe that the transactions contemplated hereby will be integrated with any prior offering or issuance of securities by the Company, including without limitation the offering and sale of the 2008 Notes and 2009 Notes and the 2010 Offering, for purposes of the 1933 Act such that the Company would not be able to rely on the registration exemption provided in Section 4(2) of the 1933 Act with respect to the transactions contemplated hereby. Other than the 2010 Offering, the Company does not believe that the transactions contemplated hereby will be integrated with any prior offering or issuance of securities by the Company, including without limitation the offering and sale of the 2008 Notes and 2009 Notes, for purposes of the Nasdaq Stock Market rules and regulations (including those requiring stockholder approval in certain circumstances) such that stockholder approval would be required in connection with the transactions contemplated hereby.

4.6.          Delivery of SEC Filings; Business.  The SEC Filings represent all filings required of the Company pursuant to the 1934 Act since December 31, 2008.  The SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  The Company is engaged only in the business described in the SEC Filings, and the SEC Filings contain a complete and accurate description of the business of the Company in all material respects.  The Company has not provided to any Purchaser (i) any information required to be filed under the 1934 Act that has not been so filed or (ii) any material nonpublic information.

4.7.          Use of Proceeds.  The proceeds of the sale of the Securities hereunder shall be used by the Company for working capital and general corporate purposes.

4.8.          No Material Adverse Change.  Since December 31, 2008, except as disclosed and described in the SEC Filings, there has not been:

(i)            any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2008, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect;

(ii)            any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii)           any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company or any of its subsidiaries;

(iv)          any waiver by the Company of a material right or of a material debt owed to it;

(v)           any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(vi)          any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

(vii)         any material labor difficulties or labor union organizing activities with respect to employees of the Company;

(viii)        any transaction entered into by the Company other than in the ordinary course of business; or

(ix)           any other event or condition of any character that may have a Material Adverse Effect.

4.9.           Registration Statements; Material Contracts.

(a)           During the preceding two years, each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)           Except as set forth in the SEC Filings or on Schedule 4.3 hereto, there are no agreements or instruments currently in force and effect that constitute a warrant, option, convertible security or other right, agreement or arrangement of any character under which the Company is or may be obligated to issue any material amounts of any equity security of any kind, or to transfer any material amounts of any equity security of any kind.

4.10.        Form S-3 Eligibility.  The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the 1933 Act, subject to offering size limitations that may be imposed by the Commission under Rule 415 under the 1933 Act.

4.11.        No Conflict, Breach, Violation or Default; Compliance with Law.  The execution, delivery and performance of the Agreements by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Articles of Incorporation (including any certificates of designation) or the Company’s Bylaws, both as in effect on the date hereof (copies of which have been provided to the Purchasers before the date hereof), or (ii) except where it would not have a Material Adverse Effect, (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or (B) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject.  Except where it would not have a Material Adverse Effect and except as set forth on Schedule 4.11, the Company (i) is not in violation of any statute, rule or regulation applicable to the Company or its assets, (ii) is not in violation of any judgment, order or decree applicable to the Company or its assets, and (iii) is not in breach or violation of any agreement, note or instrument to which it or its assets are a party or are bound or subject.  The Company has not received notice from any Person of any claim or investigation that, if adversely determined, would render the preceding sentence untrue or incomplete.

4.12.        Tax Matters.  The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes owed by it, in each case taking into account permitted extensions.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the knowledge of the Company, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except such as which are not material.  All material taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.  There are no tax liens or claims pending or threatened against the Company or any of its respective assets or property.  There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

4.13.        Title to Properties and Securities.  Except as disclosed in the SEC Filings, the Company has, or will at or prior to Closing have, good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects (other than the Mortgage) that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.  Except as disclosed in the SEC Filings, the Operating Subsidiary owns all the Mortgaged Property (as defined in the Mortgage) free and clear of all liens, claims, encumbrances and defects (other than the Mortgage) except those that would not individually or in the aggregate materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof.  The Company (excluding its subsidiaries) does not own any assets other than the securities of each of its wholly-owned subsidiaries and does not engage in any operating activities other than acting as a holding company of the securities of such subsidiaries.  All of the Company’s operating assets and properties (including without limitation all Equipment, as defined in the Mortgage) are owned or leased by the Operating Subsidiary and/or Bio-Quant Inc., a wholly-owned subsidiary of the Company, except for the Company’s intellectual property rights which are entirely owned by NexMed Holdings, Inc., a Delaware corporation (“Holdings”), which is wholly-owned subsidiary of the Company, and except for assets located outside the United States, which are entirely owned by NexMed International Limited, a corporation which is organized under the laws of the British Virgin Islands and which is wholly-owned subsidiary of the Company (“International”).  Holdings does not engage in any activities except for holding the intellectual property rights of the Company, and International and its two subsidiaries do not engage in any business or activities in the United States.

4.14.        Certificates, Authorities and Permits.  The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

4.15.        No Labor Disputes.  Except as disclosed in the SEC Filings, no material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

4.16.        Intellectual Property.  The Company owns or possesses adequate rights or licenses to the inventions, know-how, patents, patent rights, copyrights, trademarks, trade names, licenses, approvals, governmental authorizations, trade secrets confidential information and other intellectual property rights (collectively, “Intellectual Property Rights”), free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims, necessary to conduct the business now operated by it, or presently employed by it, and presently contemplated to be operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights except as disclosed in the SEC Filings.  Except as set forth on Schedule 4.16 hereto or as disclosed in the SEC Filings, none of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement, except where such expirations or termination would not result, either individually or in the aggregate, in a Material Adverse Effect. To the knowledge of the Company, the Company’s patents and other Intellectual Property Rights and the present activities of the Company do not infringe any patent, copyright, trademark, trade name or other proprietary rights of any third party where such infringement may cause a Material Adverse Effect on the Company, and there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company regarding its Intellectual Property Rights, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.  The Company has no knowledge of the material infringement of its Intellectual Property Rights by third parties and has no reason to believe that any of its Intellectual Property Rights is unenforceable, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.  The Company has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties.

4.17.        Mortgage Representations.  All of the representations and warranties contained in the Mortgage are true and correct as of the date hereof.

4.18.        Litigation.  Except as disclosed in the SEC Filings, there are no pending actions, suits or proceedings against or affecting the Company or any of its properties that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under the Agreements, or which are otherwise material in the context of the sale of the Securities; and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

4.19.        Financial Statements.  The financial statements included in each SEC Filing present fairly and accurately in all material respects the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.  Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, except those which individually or in the aggregate are not material to the financial condition or operating results of the Company.

4.20.        Insurance Coverage.  The Company maintains in full force and effect insurance coverage that the Company reasonably believes to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.21.        Compliance with Nasdaq Continued Listing Requirements.  Except as set forth in the SEC Filings or on Schedule 4.21, the Company is, or will upon the Closing be, in compliance with all applicable Nasdaq Capital Market continued listing requirements.  Except as set forth in the SEC Filings or on Schedule 4.21, there are no proceedings pending or to the Company’s knowledge threatened against the Company relating to the continued listing of the Company’s Common Stock on the Nasdaq Capital Market and the Company has not received any notice of, nor to the knowledge of the Company is there any basis for, the delisting of the Common Stock from the Nasdaq Capital Market.

4.22.        Brokers and Finders.  Neither the Purchasers nor the Company shall have any liability or responsibility for the payment of any commission or any finder, agent, broker or consultant fee to any third party in connection with or resulting from this agreement or the transactions contemplated by this Agreement by reason of any agreement of or action taken by the Company, and the Company shall not pay any such commission or fee.

4.23.        No General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D promulgated under the 1933 Act) in connection with the offer or sale of any of the Securities.

4.24.        No Integrated Offering.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the 1933 Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.  The offer and sale of the Securities and the transactions contemplated hereby does not require any stockholder approval by the Company, including without limitation pursuant to the rules of the Nasdaq Stock Market.

4.25.        Disclosures.  No representation or warranty made by the Company under any section hereof and no written information furnished by the Company to the Purchasers or any authorized representative of the Purchasers, pursuant to the Agreements or in connection therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which the statements were made, not misleading.

4.26         Share Increase.  On March 2, 2010, the Company’s shareholders approved the increase of the number of authorized shares of Common Stock to at least 200 million shares, and the Company has duly filed an amendment to its Articles of Incorporation to effect such increase.

5.           Representations and Warranties of the Purchaser.  Each of the Purchasers hereby severally, and not jointly, represents and warrants to the Company as to itself only that:

5.1.          Organization and Existence.  The Purchaser is a validly existing corporation, partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

5.2.          Authorization.  The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement have been duly authorized and this Agreement and the Registration Rights Agreement will each constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3.          Purchase Entirely for Own Account.  The Securities to be received by the Purchaser hereunder will be acquired for the Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of securities laws, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of securities laws.  The Purchaser is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

5.4.          Investment Experience.  The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters and in private placement transactions of companies similar to the Company so that it is capable of evaluating the merits and risks of the purchase contemplated hereby.

5.5.          Disclosure of Information.  The Purchaser has had an opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities and has received and read the SEC Filings filed via EDGAR at least five days prior to the date hereof.  Neither such inquiries nor any other due diligence investigation conducted by the Purchaser shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or made pursuant to this Agreement.

5.6.          Restricted Securities.  The Purchaser understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws, applicable state laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7.          Legends.

(a)            It is understood that, until such time as certificates evidencing the Underlying Shares are required to be issued without legends pursuant paragraph (b) below, certificates evidencing the Securities may bear one or all of the following legends or legends substantially similar thereto:

(i)            “The shares represented by this certificate may not be transferred without (i) the opinion of counsel reasonably satisfactory to the corporation that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws; or (ii) such registration or qualification.”

(ii)            If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

(b)           Upon registration for resale pursuant to the Registration Rights Agreement or upon the first anniversary of the Closing Date (and the holder thereof confirming that it is not an affiliate of the Company), the Company shall promptly cause certificates evidencing the Underlying Shares previously issued to be replaced with certificates (or cause to be issued original certificates if not previously issued) which do not bear such restrictive legends, and all Underlying Shares subsequently issued shall not bear such restrictive legends.  In addition, in the event of any sales of Underlying Shares by the holder thereof pursuant to Rule 144(b)(1)(i) under the 1933 Act prior to the first anniversary of the Closing Date, the Company shall promptly cause certificates evidencing such Underlying Shares previously issued to be replaced with certificates (or cause to be issued original certificates if not previously issued) which do not bear such restrictive legends.  In the event that the Company does not issue new, unlegended certificates in replacement of the legended certificates as required under this Section 5.7 within 10 business days of a written request to do so, or if any subsequently issued Underlying Shares are issued with restrictive legends when unlegended certificates are required under this Section 5.7, the Company shall be liable to the Purchaser (or subsequent holder thereof) for damages in an amount of $500 cash for each such day beyond the replacement date (or issuance date, in the case of newly converted Notes) that such unlegended certificates are not issued and delivered to the Purchaser or subsequent holder.

5.8.          Accredited Investor.  The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

5.9.          No General Solicitation.  The Purchaser did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

6.           Closing Documents.  The parties acknowledge and agree that part of the inducement for the Purchasers to enter into this Agreement is the Company’s execution and delivery of the Registration Rights Agreement and the execution and delivery of the Subsidiary Guaranty and the Mortgage by the Operating Subsidiary.  The parties acknowledge and agree that on or prior to the Closing, the Registration Rights Agreement, the Subsidiary Guaranty and the Mortgage will be duly executed and delivered by the parties thereto.

7.           Covenants and Agreements of the Company.

7.1.         Rule 144.  Until such time that the Purchasers no longer own any Notes, the Company covenants to file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act even if the Company is not then subject to the reporting requirements of the 1934 Act.  As long as any Purchaser owns Notes, if the Company is not required to file reports pursuant to the 1934 Act, it will prepare and furnish to such Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Notes may reasonably request, to the extent required from time to time to enable such Person to sell the Underlying Shares without registration under the Securities Act within the requirements of the exemption provided by Rule 144.  So long as any Notes are outstanding, the Company shall cause itself to be subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act and file all reports required to be filed thereunder. The Company agrees that, for purposes of determining the holding period under Rule 144 of the 1933 Act for Underlying Shares issued upon conversion of the Notes, the holding period of such Underlying Shares shall be tacked to the holding period of the Notes.

7.2.         Limitation on Transactions.

(a)            So long as any of the Notes remain outstanding, without the prior written consent of the holders of a majority-in-interest of the Notes (which consent may be withheld in such holders’ discretion), the Company shall not issue or sell or agree to issue or sell any securities in a Variable Rate Transaction, provided, however, that without such consent, the Company may issue or sell for cash any securities in a Variable Rate Transaction so long as the total number of shares of Common Stock issued and/or agreed to be issued in the aggregate for all such transactions (determined as if all such securities as of their issuance are deemed fully converted, exercised and exchanged into Common Stock without regard to limitations or restrictions contained therein) represents less than seven percent (7%) of the total number of the Company’s issued and outstanding shares of Common Stock as of the closing date of any such transaction.

(b)            So long as any Notes remain outstanding, the Company and the Operating Subsidiary shall not directly or indirectly, create, incur, assume or permit or suffer to exist any lien, mortgage, security interest or encumbrance (other than statutory liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof) upon any of the Mortgaged Property (as defined in the Mortgage) except for those created by the Mortgage and shall not directly or indirectly sell, transfer or lease any of the Mortgaged Property, subject to Section 7.2(c) below and except for any Lease (as defined in the Mortgage) which may be entered into in compliance with the terms of the Mortgage.

(c)            Notwithstanding anything contained herein or the other Agreements, the Company or the Operating Subsidiary may sell the Mortgaged Property in its entirety, provided that (i) upon or prior to such sale, the Company shall deposit into escrow for the benefit of the Purchasers an amount of cash equal to (x) the aggregate then outstanding principal amount of all Notes, plus (y) all Accreted Amounts (as defined in the Notes) accrued to date thereon, plus (z) all Accreted Amounts scheduled to accrue under the Notes from such date through the Maturity Date (as defined in the Notes) (“Escrow Funds”), which Escrow Funds shall secure all obligations under the Notes, and (ii) thereafter the Purchasers may at any time and from time to time demand immediate repayment of all or part of the amounts (including principal and Accreted Amounts) then outstanding and accrued under the Notes, which repayment shall be made from the Escrow Funds.  In the event that the Company shall be required to deposit Escrow Funds in escrow pursuant to this Section 7.2(c), an independent escrow agent (the “Escrow Agent”) mutually acceptable to the Company and the Purchasers shall be appointed to hold such Escrow Funds in escrow pursuant to an escrow agreement on terms mutually acceptable to the Company and the Purchasers (the “Escrow Agreement”).  The Escrow Agreement shall provide that each Purchaser may make any demand of repayment as contemplated in clause 7.2(c)(ii) above directly to the Escrow Agent, whereupon such repayment shall be made to such Purchaser from such Escrow Funds.  Upon deposit of the Escrow Funds into escrow, the Company shall, and shall cause the Operating Subsidiary to, execute and deliver in favor of the Purchasers a control agreement in form and substance reasonably acceptable to the Purchasers and such other agreements and documents to ensure that (1) the Purchasers have a first priority security interest in and lien on such Escrow Funds, (2)  to the extent possible such Escrow Funds may not be released except as set forth in such Escrow Agreement, and (3) to the extent possible such Escrow Funds will not be subject to any claims by any of the Company’s or Operating Subsidiary’s creditors.  The deposit of the Escrow Funds into escrow and the creation of a security interest therein in accordance with the terms of this Section 7.2(c) shall be a condition precedent to any sale of the Mortgaged Property and neither the Company nor the Operating Subsidiary shall effectuate any such sale unless and until such condition has been satisfied.  To the extent any principal amount of Notes and/or Accreted Amounts is converted into shares of Common Stock pursuant to the terms of the Notes, an amount of cash equal to such principal amount and/or Accreted Amounts may be released to the Company. For clarification purposes (1) following any such sale of the Mortgaged Property the Notes shall remain outstanding and in full force and effect in accordance with the terms set forth therein, except for the Purchasers right to repayment upon demand as set forth above, (2) the Company (and the Operating Subsidiary pursuant to the Subsidiary Guaranty) shall remain liable under the Notes in accordance with the terms thereof notwithstanding the escrow contemplated hereby, and (3) Escrow Funds remaining in escrow after no Notes remain outstanding shall be returned to the Company.

7.3.          Right of the Purchasers to Participate in Future Transactions.  So long as any Notes remain outstanding, the Purchasers will have a right to participate in any sales of any of the Company’s securities in a capital raising transaction on the terms and conditions set forth in this Section 7.3, provided that this Section 7.3 shall not apply with respect to any capital raising transaction with an effective Per Share Selling Price per share of Common Stock in excess of $1.00 occurring after March 31, 2010 (the securities issued in such transaction being the “New Securities”).  Within five (5) business days following each closing of any non-public offer or sale of any of the Company's equity securities or any securities convertible into or exchangeable or exercisable for such securities in a capital raising transaction, the Company shall give written notice to the Purchasers of such transaction together with a comprehensive term sheet containing all significant business terms of such transaction and all transaction documents in connection with such transaction.  The Purchasers shall have the right (pro rata in accordance with the Purchasers’ participation in this offering), exercisable at any time within the 15-day period following the Purchasers’ receipt  of such notice and documents, to participate in such transaction by purchasing in such transaction an amount of the identical securities issued in such transaction equal to up to the Participation Percentage of the aggregate amount of such securities issued to the Purchasers and such other investors together for the same consideration and on the same terms and conditions as such third-party sale.  If, subsequent to the Company giving notice to a Purchaser hereunder but prior to the Purchaser exercising its rights hereunder, the terms and conditions of the third-party sale are substantively changed from that disclosed in the comprehensive term sheet provided to such Purchaser, the Company shall be required to provide a new notice to the Purchaser hereunder and the Purchasers shall have the right to exercise their rights to purchase the identical securities in such transaction on such changed terms and conditions as provided hereunder.  The rights and obligations of this Section 7.3 shall in no way diminish the other rights of the Purchaser pursuant to this Section 7.  Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by any Purchaser pursuant to any capital raising transaction as described in this Section 7.3 shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Purchaser (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the Purchaser’s right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned by the Purchaser’s “affiliates” (as defined in Rule 144 of the 1933 Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the 1934 Act, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock.

7.4.          No Integration.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf, shall directly or indirectly make any offers or sales of any securities or solicit any offers to buy any securities under circumstances that would cause the loss of the 4(2) exemption under the Securities Act for the transactions contemplated hereby.  Subject to any consent or approval rights of the Purchasers hereunder, in the event the Company contemplates an offering of its equity or debt securities within six months following the Closing Date, the Company agrees that it shall notify the Purchasers of such offering (without providing any material non-public information to any Purchaser without its prior approval), and upon the reasonable request of Purchasers purchasing at least 75% in principal amount of the Notes hereunder, the Company shall first disclose the terms and conditions and other relevant facts of such proposed transaction to Nasdaq and obtain from Nasdaq its verbal advice (subject to the its review of the executed transaction documents for  such transaction) that such transaction should not be integrated with the offering which is the subject of this Agreement for purposes of the Nasdaq rules requiring shareholder approval of the issuance of 20% or more of an issuer’s outstanding common stock.  In the event the Company fails to obtain such advice, then the Company shall not issue or sell any such securities without the prior written consent of Purchasers purchasing at least 75% in principal amount of the Notes hereunder, provided that the Company may sell or issue securities without such consent if (i) it obtains prior shareholder approval for such sale or issuance in compliance with the Nasdaq Stock Market Manual rules, (ii) such sale or issuance is to a pharmaceutical company or contract medical research organization in connection with a strategic transaction and not primarily as a capital raising transaction, so long as the Company has not affirmatively been notified (orally or in writing) by the staff of the Nasdaq Stock Market that it is reasonably likely to treat such sale or issuance as being integrated with the transactions contemplated under this Agreement, or (iii) none of the Notes are then outstanding, so long as the Company has not affirmatively been notified (orally or in writing) by the staff of the Nasdaq Stock Market that it is reasonably likely to treat such sale or issuance as being integrated with the transactions contemplated under this Agreement.  In the event that the transactions contemplated under this Agreement are deemed integrated with any other transaction(s) by the staff of the Nasdaq Stock Market, then the Company shall as soon as possible seek the approval of its stockholders and take such other action to authorize the issuance of the full number of Underlying Shares and the full amount of securities issued and/or to be issued in such other transaction.

7.5.          Opinions of Counsel.  On or prior to the Closing Date, the Company will deliver to the Purchasers the opinions of legal counsel to the Company substantially in the form and substance reasonably acceptable to the Purchasers.

7.6.          Reservation of Common Stock issuable upon Conversion of Notes.  The Company hereby agrees at all times to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the full conversion of Notes (including payment and repayment of interest and principal thereon), such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the full conversion of Notes (including payment and repayment of interest, accreted amounts and principal thereon) in accordance with the terms of the Notes.  All calculations pursuant to this paragraph shall be made without regard to restrictions on beneficial ownership.

7.7.          Reports.  For so long as the Purchasers beneficially own the Notes, the Company will furnish to the Purchasers the following reports, each of which shall be provided to the Purchasers by air mail or reputable international courier (within one week of filing with the SEC, in the case of SEC filings), to the extent not filed on and available at that time via EDGAR:

(a)            Quarterly Reports.  As soon as available and in any event within 45 days after the end of each fiscal quarter of the Company, the Company’s quarterly report on Form 10-Q or, in the absence of such report, consolidated balance sheets of the Company as at the end of such period and the related consolidated statements of operations, stockholders’ equity and cash flows for such period and for the portion of the Company’s fiscal year ended on the last day of such quarter, all in reasonable detail and certified by the Company to have been prepared in accordance with generally accepted accounting principles, subject to year-end and audit adjustments.

(b)           Annual Reports.  As soon as available and in any event within 90 days after the end of each fiscal year of the Company, the Company’s Form 10-K or, in the absence of a Form 10-K, consolidated balance sheets of the Company as at the end of such fiscal year and the related consolidated statements of earnings, stockholders’ equity and cash flows for such year, all in reasonable detail and accompanied by the report on such consolidated financial statements of an independent certified public accountant selected by the Company and reasonably satisfactory to the Purchaser.

(c)            Securities Filings.  As promptly as practicable and in any event within five days after the same are issued or filed, copies of (i) all notices, proxy statements, financial statements, reports and documents as the Company shall send or make available generally to its stockholders or to financial analysts, and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Company furnishes or files, or, to the extent also delivered to the Company, any officer or director of the Company (in such person’s capacity as such) furnishes or files with the SEC.

(d)            Other Information.  Such other information relating to the Company as from time to time may reasonably be requested by any Purchaser provided the Company produces such information in its ordinary course of business, and further provided that the Company, solely in its own discretion, determines that such information is not confidential in nature and disclosure to the Purchaser would not be harmful to the Company or violate any rules or regulations of the SEC or the Nasdaq Stock Market.

7.8.          Press Releases.  Any press release or other publicity concerning this Agreement or the transactions contemplated by this Agreement shall be submitted to the Purchasers for comment at least two (2) business days prior to issuance, unless the release is required to be issued within a shorter period of time by law or pursuant to the rules of the NASDAQ Stock Market or a national securities exchange. The Company shall issue a press release concerning the fact and material terms of this Agreement within one business day of the Closing.

7.9.          No Conflicting Agreements.  The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Purchasers under the Agreements.

7.10.        Insurance.  For so long as any Purchaser beneficially owns any of the Securities, the Company shall have in full force and effect (a) insurance reasonably believed by the Company to be adequate on all assets and activities, covering property damage and loss of income by fire or other casualty, and (b) insurance reasonably believed to be adequate protection against all liabilities, claims and risks against which it is customary for companies similarly situated as the Company to insure.

7.11.        Compliance with Laws.  So long as the Purchasers beneficially own any Securities, the Company will use reasonable efforts to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect.

7.12.        Listing of Underlying Shares and Related Matters.  The Company hereby agrees, promptly following the Closing of the transactions contemplated by this Agreement, to take such action to cause the Underlying Shares to be listed on the Nasdaq Capital Market as promptly as possible following the Closing but no later than the effective date of the registration contemplated by the Registration Rights Agreement.  The Company further agrees that if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it will include in such application the Underlying Shares and will take such other action as is necessary to cause such Common Stock to be so listed.  For so long as any Notes remain outstanding, the Company will take all action necessary to continue the listing and trading of its Common Stock on the Nasdaq Stock Market, the New York Stock Exchange or the NYSE Amex (collectively, “Approved Markets”), and the Company will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such exchange or market, as applicable, to ensure the continued eligibility for trading of the Underlying Shares thereon.

7.13.        Corporate Existence.  So long as any Notes remain outstanding, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company’s assets, as long as the surviving or successor entity in such transaction (a) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith, regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to fulfill its obligations hereunder and effect the conversion (including payment on) in full of all Notes outstanding as of the date of such transaction; (b) has no legal, contractual or other restrictions on its ability to perform the obligations of the Company hereunder and under the agreements and instruments entered into in connection herewith; and (c)(i) is a publicly traded corporation whose common stock and the shares of capital stock issuable upon conversion of the Notes are (or would be upon issuance thereof) listed for trading on an Approved Market or (ii) if not such a publicly traded corporation, then the buyer agrees that it will, at the election of the Purchasers, purchase such Purchasers’ Securities at a price equal to the greater of (a) 110% of the Purchase Price of such Securities or (b) the fair market value of such Securities on an as-converted basis based on the closing price immediately preceding such transaction or the redemption date, whichever is greater.

7.14.        [Intentionally Omitted.]

7.15.        Overall Limit on Common Stock Issuable.  Notwithstanding anything herein or in the Notes to the contrary, the Company may not issue, upon conversion of the Notes, more than 14,524,000 shares of Common Stock (the “Issuable Maximum”) in the aggregate (such figure to be appropriately and equitably adjusted for any stock splits and similar events).  Each Holder of Notes shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the aggregate principal amount of the Notes issued and sold to such Holder by (y) the aggregate principal amount of all Notes issued and sold by the Company.  If any Holder shall no longer hold any Notes, then such Holder’s remaining portion of the Issuable Maximum, if any, shall be reallocated pro-rata among the remaining Holders.

8.           Survival.  All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the execution and delivery of this Agreement and terminate upon expiration of the applicable statute of limitations.

9.           Miscellaneous.

9.1.           Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the other parties hereto which consent may not be unreasonably withheld or delayed, except that without the prior written consent of the Company, but after notice duly given, a Purchaser may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to any Person to which such Purchaser has transferred or assigned all or part of its Notes in accordance with the terms of the Notes, provided in each case that such Affiliate, transferee or assignee acknowledges in writing to the Company that the representations and warranties contained in Section 5 hereof shall apply to such Affiliate, transferee or assignee.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile.

9.3.           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4.           Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only by delivery to each party to be notified by (i) personal delivery, (ii) facsimile, provided it is sent with electronic confirmation of complete transmittal, or (iii) an internationally recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

NexMed, Inc.
6330 Nancy Ridge Drive
San Diego, CA 92121
Fax:  (858) 866-0482
Attention:  Chief Financial Officer

With a copy to:

Goodwin Procter LLP
Three Embarcadero Center, 24th Floor
San Francisco CA 94111
Fax:  415.677.9041
Attention:  Ryan A. Murr, Esq.

If to the Purchasers, to the addresses set forth on the
signature pages hereto, with a copy to:

Peter J. Weisman, P.C.
767 Third Avenue, 6th Floor
New York, NY  10017
Telephone:  212-676-5667
Facsimile:   212-676-5665
Email:  pweisman@pweisman.com

Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, if delivered personally, (ii) if sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) two (2) Business Days following deposit with an internationally recognized overnight courier service.

9.5.         Expenses.

(a)           The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay to Tail Wind Advisory and Management Ltd. (“TWAM”) a non-refundable sum equal to $10,000 as and for legal and due diligence expenses incurred in connection herewith, which shall be paid upon Closing.

(b)           The Company shall pay the costs of all title, UCC, judgment, lien and similar searches in connection with the Mortgage, and shall pay all title insurance premiums on the Mortgaged Property in connection with Purchasers’ title insurance policy (updated through the Closing Date).  The Company shall also pay all costs and expenses hereafter incurred in amending, implementing, perfecting, collecting, defending, declaring and enforcing and otherwise relating to the Purchasers’ rights and security interests in the Mortgaged Property hereunder or under the Notes or any other instrument or agreement delivered in connection herewith or therewith, including, but not limited to, searches and filings after the date hereof (provided that the Company shall not be responsible for any costs and expenses incurred by the Purchasers in connection with the negotiation, execution and delivery of the Mortgage or any other Agreements, except as may be provided above or elsewhere herein or therein).  For clarification, the costs payable by the Company pursuant to this Section 9.5(b) are in addition to the sum payable to TWAM pursuant to Section 9.5(a) above.

9.6.         Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and 75% in interest of the Purchasers, provided, however, that any such amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

9.7.         Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.8.         Entire Agreement.  This Agreement, including the Exhibits and Schedules hereto, and the Registration Rights Agreement, the Notes, the Mortgage and other documents contemplated hereby constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.9.         Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.10.       Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

9.11.       Remedies.

(a)           The Purchasers shall be entitled to specific performance of the Company’s obligations under the Agreements.

(b)           The Company on the one hand, and each Purchaser severally and not jointly on the other hand, shall indemnify the other and hold it harmless from any loss, cost, expense or fees (including attorneys’ fees and expenses) arising out of any breach of any representation, warranty, covenant or agreement in any of the Agreements, or arising out of the enforcement of this Section 9.11.

9.12.       Jurisdiction.  The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement or the other Agreements shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York, except for actions or proceedings arising directly or indirectly from or in connection with the Mortgage, which may  be litigated in the applicable court(s) in New Jersey.  The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth in this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts.  The Company and the Purchasers hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement or the other Agreements.

9.13.       Like Treatment of Purchasers and Holders.  Neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption, conversion or exercise of the Securities, or otherwise, to any Purchaser or holder of Securities, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions of the Agreements, unless such consideration is required to be paid to all Purchasers or holders of Securities bound by such consent, waiver or amendment.  The Company shall not, directly or indirectly, redeem any Securities unless such offer of redemption is made pro rata to all Purchasers or holders of Securities, as the case may be, on identical terms.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

9.14.       Actions of Purchasers.  The obligations of each Purchaser hereunder and under the documents contemplated hereby are several and not joint with the obligations of any other Purchaser, and no Purchaser shall in any way be responsible for the performance of the obligations of any other Purchaser under any such document.  Nothing contained herein or in any other document contemplated hereby, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute any of the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby or thereby.  Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other document contemplated hereby, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Notwithstanding anything herein to the contrary, the actions and obligations of the Purchasers hereunder shall at all times be considered several and not joint, and the Purchasers are not, under any circumstances, agreeing to act jointly with respect to the Securities or any of their actions or obligations under the Agreements, and shall not constitute a “group” under the 1934 Act.  Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Agreements, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  The Company has elected to provide all Purchasers with the same terms and Agreements for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

9.15.       Collateral Agent.  The Purchasers hereby appoint (or confirm the continued appointment of) The Tail Wind Fund Ltd. as “Collateral Agent” under the Mortgage.  The Collateral Agent may be removed, and a successor Collateral Agent may be appointed, by a majority-in-interest of holders of the Notes, and any Collateral Agent may resign from such position upon thirty days prior notice to the Company (which shall constitute notice to the Operating Subsidiary) and the holders of Notes.  If a successor Collateral Agent does not take such position within 30 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent or a majority-in-interest of the holders of the Notes may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.  The Collateral Agent will act or refrain from acting based on the direction of a majority-in-interest of holders of the Notes, and may take any action or refrain from taking any action as provided in the Mortgage as it shall determine in its reasonable judgment and discretion.  With respect to any monies or property held by, or expended by, the Collateral Agent on behalf of the holders of the Notes, such amounts shall be allocated pro rata based on the principal amount of Notes outstanding.  The Collateral Agent shall be reimbursed by the holders of Notes for all reasonable expenses incurred in connection with acting as Collateral Agent under the Mortgage (provided that this shall in no way affect any liability of the Operating Subsidiary or the Company under the Mortgage).  The Collateral Agent may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.  No implied covenants or obligations shall be read into this Agreement or the Mortgage against Collateral Agent.  Except for Collateral Agent's own willful misconduct, bad faith or gross negligence, the Collateral Agent (i) may rely and/or act upon any written instrument, document or request believed by the Collateral Agent in good faith to be genuine and to be executed and delivered by the proper person(s), and may assume in good faith the authenticity, validity and effectiveness thereof and shall not be obligated to make any investigation or determination as to the truth and accuracy of any information contained therein, and (ii) shall not be responsible for the acts or omissions of the other parties hereto or holders of Notes.  In consideration of its acceptance of the appointment as the Collateral Agent, each of the Purchasers (and any subsequent holder of the Notes) jointly and severally agree to indemnify the Collateral Agent against, and hold the Collateral Agent harmless from, all costs, damages, expenses (including reasonable attorney's fees and disbursements) and liabilities that the Collateral Agent may incur or sustain in connection with serving as Collateral Agent under the Mortgage, unless such costs, damages, expenses and liabilities are caused by the Collateral Agent's own willful misconduct, bad faith or gross negligence.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Company:	NEXMED, INC.

	By:	/s/ Vivian Liu
	Name:	Vivian Liu
	Title:	Executive Vice President

The Purchasers:

THE TAIL WIND FUND LTD.
By:	TAIL WIND ADVISORY AND
MANAGEMENT LTD., as
investment manager

	By:	/s/ David Crook
	Name:	David Crook
	Title:	CEO

Principal Amount of Notes/ Aggregate Purchase Price:              $3,400,000

Resident:	BVI

Address for Notices:	The Tail Wind Fund Ltd.
c/o Tail Wind Advisory and Management Ltd.
Attn: David Crook
77 Long Acre
London WC2E 9LB UK
Facsimile: 44-207- 420 3819
Email: dcrook@tailwindam.com

with a copy to:

Peter J. Weisman, P.C.
767 Third Avenue, 6th Floor
New York, NY 10017
Telephone: 212-676-5667
Facsimile: 212-676-5665
Email: pweisman@pweisman.com

SOLOMON STRATEGIC HOLDINGS, INC.

By:	/s/ Andrew P. MacKellar
	Name:	Andrew P. MacKellar
	Title:	Director

Principal Amount of Notes/ Aggregate Purchase Price:              $300,000

Resident:	BVI

Address for Notices:	Solomon Strategic Holdings, Inc.
c/o Andrew P. MacKellar (Director)
Greenlands
The Red Gap
Castletown
IM9 1HB
British Isles
Telephone: +011 (44) 1624 824171
Facsimile: +011 (44) 1624 824191

with a copy to:

Peter J. Weisman, P.C.
767 Third Avenue, 6th Floor
New York, NY 10017
Telephone: 212-676-5667
Facsimile: 212-676-5665
Email: pweisman@pweisman.com

TAIL WIND ADVISORY AND MANAGEMENT LTD.

By:	/s/ David Crook
Name:	David Crook
Title:	CEO

Principal Amount of Notes/ Aggregate Purchase Price:              $300,000

Resident:	UK

Address for Notices:	Tail Wind Advisory and Management Ltd.
Attn: David Crook
77 Long Acre
London WC2E 9LB UK
Facsimile: 44-207- 420 3819
Email: dcrook@tailwindam.com

with a copy to:

Peter J. Weisman, P.C.
767 Third Avenue, 6th Floor
New York, NY 10017
Telephone: 212-676-5667
Facsimile: 212-676-5665
Email: pweisman@pweisman.com

SCHEDULE OF INVESTORS

Purchase
Price
The Tail Wind Fund Ltd.	$3,400,000.00
Solomon Strategic Holdings, Inc.	$300,000.00
Tail Wind Advisory & Management Ltd.	$300,000.00
Total	$4,000,000.00